UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

HMN FINANCIAL INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

This additional soliciting material is being filed to correct certain immaterial errors that were included on page 17 under “Security Ownership of Management and Certain Beneficial Owners” of HMN Financial Inc.’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on March 21, 2016. The number of issued and outstanding shares has been corrected to read “4,486,299 shares of common stock issued and outstanding” and the percentage of outstanding shares owned by each shareholder identified in the table has been updated to correspond with the correct number of issued and outstanding shares.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 3, 2016, the beneficial ownership of: (i) each stockholder known by management to beneficially own more than five percent of the outstanding common stock, (ii) each of the current executive officers listed in our summary compensation table, (iii) each director and director nominee, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to the shares of common stock and maintains an address at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901. At March 3, 2016, there were 4,486,299 shares of common stock issued and outstanding.

Name and Address (if required) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
HMN Financial, Inc. Employee Stock Ownership Plan (1)	638,400	14.23%
Tontine Financial Partners, L.P. (2) 55 Railroad Avenue Greenwich, CT 06830	390,401	8.70
Dimensional Fund Advisors LP (3) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	350,079	7.80
Maltese Capital Management LLC(4) 150 East 52nd Street, 30th Floor New York, NY 10022	347,636	7.30
Arbiter Partners QP LP(5) 11 East 44th Street, Suite 700 New York, NY 10017	277,778	5.83
EJF Capital LLC(6) 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201	277,777	5.83
Directors, director nominees and executive officers:
Allen J. Berning	5,329	*
Michael A. Bue	0	*
Jon J. Eberle (7)	86,252	1.92
Michael J. Fogarty (8)	7,829	*
Bradley C. Krehbiel (9)	121,657	2.71
Malcolm W. McDonald	13,322	*
Lawrence D. McGraw (10)	53,822	1.20
Bernard R. Nigon	7,829	*
Wendy S. Shannon(11)	2,829	*
Patricia S. Simmons	332	*
Hugh C. Smith(12)	25,329	*
Mark E. Utz	1,211	*
Hans K. Zietlow	0	*
All directors, director nominees and executive officers of the company as a group (14 persons) (13)	405,859	9.02

*	Less than 1% Owned

(1)

As reported on a Schedule 13G/A dated and filed on February 8, 2016. The amount reported represents shares of common stock held by the HMN Financial, Inc. Employee Stock Ownership Plan, known as the ESOP. As reported on a Form 5 dated February 8, 2016, and filed February 8, 2016, 304,123 of the 638,400 shares of common stock beneficially owned by the ESOP have been allocated to accounts of participants. First Bankers Trust Services, Inc., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of common stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of these shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of common stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants. The ESOP has sole voting power for 304,123 of the shares it holds, and shared voting power for 334,277 of the shares it holds.

(2)

As reported on a Schedule 13D/A dated and filed on September 8, 2015. Tontine Financial Partners, L.P. is an investment management firm. Tontine Financial Partners, L.P. does not have sole voting or dispositive power with respect to the shares, but holds shared voting power with respect to 390,401 shares. Tontine Management, LLC, the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the receipt of dividends from, and the disposition of the proceeds from the sale of, the shares.

(3)

As reported on a Schedule 13G/A dated and filed on February 9, 2016. Dimensional Fund Advisors LP is an investment adviser. The amount reported represents shares of common stock held in various advisory accounts. No account has an interest relating to more than 5% of the outstanding shares of common stock. Dimensional Fund Advisors LP exercises sole dispositive power for 350,079 of the shares it holds and sole voting power with respect to 347,749 of the shares. In its role as investment advisor, Dimensional Fund Advisors, LP may be deemed to be the beneficial owner of the shares held by it. Dimensional Fund Advisors, LP expressly disclaims beneficial ownership of these shares.

(4)

As reported on a Schedule 13G dated and filed on February 19, 2016. Includes 277,778 shares of common stock covered by a warrant that is currently exercisable. Maltese Capital Holdings, LLC reported shared voting and dispositive power of 293,392 shares of common stock (including the warrant shares) by reason of its position as general partner of certain partnerships. Maltese Capital Management LLC reported shared voting and dispositive power of 347,636 shares of common stock (including the warrant shares) by reason of its position as an investment advisor. Terry Maltese reported shared voting and dispositive power of 347,636 shares of common stock (including the warrant shares) by reason of his position as Managing Member of Maltese Capital Management LLC.

(5)

As reported on a Schedule 13G dated and filed on February 18, 2016. Represents shares of common stock covered by a warrant that is currently exercisable. Arbiter Partners Capital Management LLC reported that it has sole voting and dispositive power for the 277,778 warrant shares that it holds.

(6)

As reported on a Schedule 13G dated and filed on August 18, 2015. Represents shares of common stock covered by a warrant that is currently exercisable. EJF Financial Services Fund, LP is the record owner of the warrants. EJF Financial Services GP, LLC serves as the general partner of EJF Financial Services Fund, LP and may be deemed to share beneficial ownership of the warrant shares. EJF Capital LLC is the sole member of EJF Financial Services GP, LLC and may also be deemed to share beneficial ownership of the warrant shares. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the warrant shares. EJF Financial Services Fund, LP, EJF Financial Services GP, LLC, EJF Capital LLC, and Mr. Friedman exercise shared voting and dispositive power of the 277,777 warrant shares.

(7)	Includes 72,352 shares of common stock held directly and 13,900 shares of common stock allocated to Mr. Eberle’s account under our employee stock ownership plan.

(8)	Includes 329 shares held directly, 5,500 shares of common stock held in a fiduciary capacity and 2,000 shares of common stock held in a fiduciary capacity jointly with his spouse.

(9)	Includes 109,846 shares of common stock held directly and 11,811 shares of common stock allocated to Mr. Krehbiel’s account under our employee stock ownership plan.

(10)

Includes 48,268 shares of common stock held directly, 2,703 shares under the bank’s 401(k) plan, and 2,851 shares of common stock allocated to Mr. McGraw’s account under our employee stock ownership plan.

(11)	Includes 329 shares held directly, and 2,500 shares of common stock held jointly with her spouse.

(12)	Includes 10,329 shares of common stock held directly and 15,000 shares of common stock covered by options that are currently exercisable or exercisable within 60 days of March 3, 2016.

(13)

Includes shares of common stock held directly, as well as shares of common stock held jointly with family members (if these shares are deemed to be beneficially owned by the director or officer), shares of common stock held in retirement accounts, shares of common stock held by these individuals in their accounts under the bank’s 401(k) plan, shares of common stock allocated to the ESOP accounts of the group members, shares of common stock held in a fiduciary capacity or by certain family members and shares covered by options that are currently exercisable or exercisable within 60 days of March 3, 2016, with respect to which shares the persons included may be deemed to have sole or shared voting and/or investment power.